Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                          For the Month of May 1999
                      Distribution Date of June 15, 1999
                           Servicer Certificate #13

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $335,891,805.57
Beginning Pool Factor                                         0.670624276

Principal and Interest Collections:
     Principal Collected                                   $19,520,794.71
     Interest Collected                                     $2,517,450.50

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $435,207.30
Total Additional Deposits                                     $435,207.30

Repos / Chargeoffs                                            $943,455.18
Aggregate Number of Notes Charged Off                                 138

Total Available Funds                                      $22,473,452.51

Ending Pool Balance                                       $315,427,555.68
Ending Pool Factor                                              0.6297664

Servicing Fee                                                 $279,909.84

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $17,770,900.19
     Target Percentage                                               5.25%
     Target Balance                                        $16,559,946.67
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                   ($1,210,953.52)
     Ending Balance                                        $16,559,946.67

Current Weighted Average APR:                                       9.425%
Current Weighted Average Remaining Term (months):                   39.26

Delinquencies                                           Dollars        Notes
     Installments:              1 - 30 days         $2,445,303.33      1,891
                                31 - 60 days          $607,736.45        460
                                60+  days             $138,056.93         77

     Total:                                         $3,191,096.71      1,899

     Balances:                  60+  days           $2,774,311.44         77

Memo Item - Reserve Account
     Prior Month                                   $17,634,319.79
+    Invest. Income                                    $71,519.57
+    Excess Serv.                                      $65,060.83
+    Transfer (to) / from Collections Account               $0.00
     Beginning Balance                             $17,770,900.19

Exhibit 20.6
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of May 1999

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                 5.940%             6.100%

Beginning Pool Balance                         $335,891,805.57
Ending Pool Balance                            $315,427,555.68

Collected Principal                             $19,520,794.71
Collected Interest                               $2,517,450.50
Charge - Offs                                      $943,455.18
Liquidation Proceeds / Recoveries                  $435,207.30
Servicing                                          $279,909.84
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $22,193,542.67

Beginning Balance                              $335,891,805.57     $324,135,475.28     $11,756,330.29

Interest Due                                     $1,664,231.95       $1,604,470.60         $59,761.35
Interest Paid                                    $1,664,231.95       $1,604,470.60         $59,761.35
Principal Due                                   $20,464,249.89      $19,748,001.14        $716,248.75
Principal Paid                                  $20,464,249.89      $19,748,001.14        $716,248.75

Ending Balance                                 $315,427,555.68     $304,387,474.14     $11,040,081.54
Note / Certificate Pool Factor                                              0.6298             0.6298
   (Ending Balance / Original Pool Amount)
Total Distributions                             $22,128,481.84      $21,352,471.74        $776,010.10

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                    $65,060.83
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $17,770,900.19
(Release) / Draw                                ($1,210,953.52)
Ending Reserve Acct Balance                     $16,559,946.67

Exhibit 20.6
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of May 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                   4                       3                      2                   1
                                  Jan-99              Feb-99                 Mar-99                 Apr-99              May-99
Beginning Pool Balance       $392,783,974.90     $380,249,600.66         $366,924,379.42        $352,038,070.81     $335,891,805.57

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $492,708.04         $935,183.83             $896,231.60            $865,321.50         $943,455.18
    Recoveries                   $530,279.31         $768,379.98             $562,437.46            $551,646.83         $435,207.30

Total Charged Off (Months 5, 4, 3)                 $2,324,123.47
Total Recoveries (Months 3, 2, 1)                  $1,549,291.59
Net Loss / (Recoveries) for 3 Mos                    $774,831.88(a)

Total Balance (Months 5, 4, 3)                 $1,139,957,954.98(b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.81564%

Trigger:  Is Ratio > 1.5%                                     No
                                                                             Mar-99                 Apr-99              May-99

B)   Delinquency Trigger:                                                  $3,161,077.32          $2,740,484.59       $2,774,311.44
     Balance delinquency 60+ days                                               0.86151%               0.77846%            0.82595%
     As % of Beginning Pool Balance                                             0.92616%               0.82622%            0.82197%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                       3.30627%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer